Aetna Insurance Company of America

                                   Endorsement


The Contract and Certificate are endorsed as follows.

1.       Add the following to Contract Schedule I.

         Annual Waiver of Surrender Fee:

         As provided in 3.14 (d), the amount that may be withdrawn without a surrender fee cannot exceed [10%] of the Current Value calculated on the date Aetna receives a surrender request in good order at its Home Office.

2.       Delete Section 1.13, Deposit Period, and replace it with the following.

         1.13  Deposit Period

         A day, a calendar week, a calendar month, a calendar quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s), Transfers and/or Reinvestments may be allocated to one or more AG Account Guaranteed Terms. Aetna reserves the right to shorten or to extend the Deposit Period.

         During a Deposit Period, Aetna may offer any number of Guaranteed Terms and more than one Guaranteed Term of the same duration may be offered.

3. Delete Section 1.14, Dollar Cost Averaging, and replace it with the following.

         1.14  Dollar Cost Averaging

         A program that permits the Certificate Holder to systematically transfer amounts from any of the Funds or an available AG Account Guaranteed Term to any of the Funds. Aetna reserves the right to establish terms and conditions governing Dollar Cost Averaging. Dollar Cost Averaging is not available when a Systematic Distribution Option is in effect.

4.       Delete the second sentence in Section 1.18 Guaranteed Rates -- AG
         Account

         The rate(s) are guaranteed by Aetna for the period beginning with the date of allocation and ending on the Maturity Date.

5. Delete Section 1.19, Guaranteed Term, and replace it with the following.

         1.19  Guaranteed Term

         The period of time specified by Aetna for which a specific Guaranteed Rate(s) are offered on amounts invested during a specific Deposit Period. Guaranteed Terms are made available subject to Aetna's terms and conditions, including, but not limited to, Aetna's right to restrict


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

         allocations to new Net Purchase Payments (such as by prohibiting Transfers into a particular Guaranteed Term from any other Guaranteed Term or from any of the Funds, or by prohibiting Reinvestment of a Matured Term Value to a particular Guaranteed Term. More than one Guaranteed Term of the same duration may be offered during a Deposit Period.

6.       Delete Section 1.32, Transfers, and replace it with the following.

         1.32   Transfers

         The movement of invested amounts among the available Funds and the AG Account during the Accumulation Period or, during the Annuity Period, among the available Funds under a Variable Annuity.

7.       Delete the fourth paragraph under Section 2.01, Change of Contract.

8. Delete the second and third paragraphs in Section 3.01, Net Purchase Payment, and replace them with the following.

         Each Net Purchase Payment will be allocated, as directed by the Certificate Holder, among:

         (a) AG Account Guaranteed Terms made available subject to terms and conditions specified by Aetna; and

         (b)  The Funds in which the Separate Account invests.

         For each Net Purchase Payment, the Certificate Holder shall tell Aetna the percentage of each Purchase Payment to allocate to any AG Account Guaranteed Terms made available subject to terms and conditions specified by Aetna and/or each Fund. Unless different allocation instructions are received for any subsequent Net Purchase Payment, the allocation will be the same as for the initial Net Purchase Payment. If the same Guaranteed Term is no longer available, the Net Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current Deposit Period, If no shorter Guaranteed Period is available, the next longest Guaranteed Term will be used.

9.       Delete the last sentence in Section 3.02, Certificate Holder's Account.

10. Delete the first subsections (a) and (b) under Section 3.06, Market Value Adjustment, and replace them with the following.

         (a) A Transfer, except for Transfers under the Dollar Cost Averaging program, or as specified in 1.24 Matured Term Value Transfer;

         (b) A full or partial surrender (including a free withdrawal under 3.14), except for a payment made (1) under an SDO (see 3.10), or
              (2) under a qualified Contract, when the amount withdrawn is equal to the required minimum distribution for the Account calculated using a method permitted under the Code and agreed to by Aetna;

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


11. Delete the title of Section 3.07, Transfer of Current Value from the Funds or AG Account, and replace it with the following.

         3.07 Transfer of Current Value from the Funds or AG Account During the Accumulation Period

12. Delete the first paragraph in Section 3.07, Transfer of Current Value from the Funds or AG Account During the Accumulation Period, and replace it with the following.

         Before an Annuity option is elected, all or any portion of the Adjusted Current Value of the Certificate Holder's Account may be transferred from any Fund or AG Account Guaranteed Term to:

         (a)  Any other Fund; or

         (b) Any AG Account Guaranteed Term, made available subject to terms and conditions specified by Aetna, in the current Deposit Period.

13. Delete Section 3.10, Systematic Withdrawal Option (SWO), and replace it with the following.

         3.10 Systematic Distribution Options

         Without further endorsement of the Contract or Certificate, Aetna may, from time to time, make one or more systematic distribution options
         (SDOs) available during the Accumulation Period. When an SDO is elected, Aetna will make automatic payments from the Certificate Holder's Account. No Surrender Fee or MVA will apply to the automatic payments made under an SDO.

         Any SDO will be subject to the following criteria:

         (a) Any SDO will be available to similarly situated contracts uniformly, and on the basis of objective criteria consistently applied;

         (b) The availability of any SDO may be limited by terms and conditions applicable to the election of such SDO; and

         (c) Aetna may discontinue the availability of an SDO at any time. Except to the extent required to comply with applicable law, discontinuance of an SDO will apply only to future elections and will not affect SDOs in effect at the time an option is discontinued.

14. Delete the first sentence in Subsection (a) of Section 3.11, Death Benefit Amount, and replace it with the following.

         (a)  Death of Annuitant:

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


15. Delete the Subsection (c) under Section 3.11, Death Benefit Amount, and replace it with the following.

         (c)  Death of the Annuitant's spousal beneficiary who continued the
              Account: The death benefit amount equals the Account's Adjusted Current Value on the claim date, less any applicable Surrender Fee on Purchase Payments made since the death of the Annuitant.

16. In Section 3.11, Death Benefit Amount, add the following additional subsection.

         (d) Death of the spousal beneficiary of a Certificate Holder who was not the Annuitant and who continued the Account: The death benefit amount equals the Account's Adjusted Current Value on the claim date. A Surrender Fee may apply to any full or partial surrender (See 3.14 and Contract Schedule I).

17. Delete Subsection (c) under Section 3.14, Surrender Fee, and replace it with the following.

         (c)  As a distribution under an SDO (see 3.10)

18. Delete Subsection (d) under Section 3.14, Surrender Fee, and replace it with the following

         (d) At least 12 months after the date of the first Purchase Payment to the Account, in an amount not to exceed the amount shown on Contract Schedule I under Annual Waiver of Surrender Fee. This waiver of the Surrender Fee applies to the first full or partial surrender in the calendar year. This waiver is not available if a systematic distribution option has been in effect at any time during the calendar year.

19. In Section 3.14, Surrender Fee, add the following additional subsection.

         (h) Under a qualified Contract when the amount withdrawn is equal to the minimum distribution required by the Code for the Account calculated using a method permitted under the Code and agreed to by Aetna.

20.      Insert the following as the last paragraph in Section 4.01, Choices.

         During the Annuity Period when a Variable Annuity has been elected, at the request of the Certificate Holder, all or any portion of the amount allocated to a Fund may be transfered to any other Fund available during the Annuity Period. Four transfers, without charge, are allowed each calendar year.
         Aetna reserves the right to change the number of transfers allowed.

         Transfer requests must be expressed as a percentage of the allocation among the Funds of the amount upon which the Variable Annuity will be based. Aetna reserves the right to establish a minimum transfer amount. Transfers will be effective as of the Valuation Period in which Aetna receives a transfer request in good order at its Home Office.

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



21. Delete Subsection (c) under Section 4.02 Terms of Annuity Options, and replace it with the following.

         (c) If a fixed Annuity is chosen, Aetna will use the applicable current settlement rate if it will provide higher fixed Annuity payments.

22. Delete Section 4.07, Annuity Options, and replace it with the following.

         4.07  Annuity Options

         Option 1. Payments for a Specified Period: Payments are made for the number of years specified by the Certificate Holder. The number of years must be at least five and not more than 30.

         Option 2. Life income based on the life of one Annuitant: Payments are made until the death of the Annuitant. When this option is elected, the Certificate Holder must also choose one of the following:

         (a)  payments cease at the death of the Annuitant;

         (b) payments are guaranteed for a specified period from five to 30 years;

         (c) cash refund: when the Annuitant dies, the Beneficiary will receive a lump sum payment equal to the amount applied to the Annuity option (less any premium tax, if applicable) less the total amount of Annuity payments made prior to such death. This cash refund feature is only available if the total amount applied to the Annuity option is allocated to a fixed Annuity.

         Option 3. Life income based on the lives of two Annuitants: Payments are made for the lives of two Annuitants, one of whom is designated the second Annuitant, and cease only when both Annuitants have died. When this option is elected, the Certificate Holder must also choose one of the following:

         (a)  100% of the payment to continue after the first death;

         (b)  66-2/3% of the payment to continue after the first death;

         (c)  50% of the payment to continue after the first death;

         (d) 100% of the payment to continue after the first death and payments are guaranteed for a period of five to 30 years;

         (e) 100% of the payment to continue at the death of the designated second Annuitant and 50% of the payment to continue at the death of the Annuitant; or

         (f) 100% of the payment continues after the first death with a cash refund feature. When the Annuitant and designated second Annuitant die, the Beneficiary will receive a lump sum payment equal to the amount applied to the Annuity option (less any premium tax) less the total amount of Annuity payments paid prior to such death. This cash refund feature is only available if the total amount applied to the Annuity option is allocated to a fixed Annuity.

         If a fixed Annuity is chosen under Option 1, Option 2 (a) or (b), or Option 3 (a) or (d), the Certificate Holder may elect, at the time the Annuity option is selected, an annual increase of one, two or three percent compounded annually.

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

         As allowed under applicable state law, Aetna reserves the right to offer additional Annuity options.

23. Delete the tables showing rates for Annuity Options 1, 2 and 3 and replace them with the tables provided in Addendum A attached.

Endorsed and made a part of the Contract and the Certificate as of the Effective Date or when the endorsement is approved.

                                /s/ Dan Kearney
                                    President
                                    Aetna Insurance Company of America

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

                       Aetna Insurance Company of America

                                   Endorsement

The Contract is endorsed as follows.

1.       Add the following to Contract Schedule I.

         Annual Waiver of Surrender Fee:

         As provided in 3.13 (d), the amount that may be withdrawn without a surrender fee cannot exceed [10%] of the Current Value calculated on the date Aetna receives a surrender request in good order at its Home Office.

2.       Delete Section 1.11, Deposit Period, and replace it with the following.

         1.11  Deposit Period

         A day, a calendar week, a calendar month, a calendar quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s), Transfers and/or Reinvestments may be allocated to one or more AG Account Guaranteed Terms. Aetna reserves the right to shorten or to extend the Deposit Period.

         During a Deposit Period, Aetna may offer any number of Guaranteed Terms and more than one Guaranteed Term of the same duration may be offered.

3. Delete Section 1.12, Dollar Cost Averaging, and replace it with the following.

         1.12  Dollar Cost Averaging

         A program that permits the Contract Holder to systematically transfer amounts from any of the Funds or an available AG Account Guaranteed Term to any of the Funds. Aetna reserves the right to establish terms and conditions governing Dollar Cost Averaging. Dollar Cost Averaging is not available when an SDO is in effect.

4. Delete the second sentence in Section 1.16 Guaranteed Rates -- AG Account, and replace it with the following.

         The rate(s) are guaranteed by Aetna for the period beginning with the first day of the Deposit Period and ending on the Maturity Date. Guaranteed Rates are credited beginning with the date of allocation.


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


5. Delete Section 1.17, Guaranteed Term, and replace it with the following.

         1.17  Guaranteed Term

         The period of time specified by Aetna for which a specific Guaranteed Rate(s) is offered on amounts invested during a specific Deposit Period. Guaranteed Terms are made available subject to Aetna's terms and conditions, including, but not limited to, Aetna's right to restrict allocations to new Net Purchase Payments (such as by prohibiting Transfers into a particular Guaranteed Term from any other Guaranteed Term or from any of the Funds, or by prohibiting Reinvestment of a Matured Term Value to a particular Guaranteed Term. More than one Guaranteed Term of the same duration may be offered during a Deposit Period.

6.       Delete Section 1.30, Transfers, and replace it with the following.

         1.30   Transfers

         The movement of invested amounts among the available Funds and the AG Account during the Accumulation Period or, during the Annuity Period, among the available Funds under a Variable Annuity.

7.       Delete the fourth paragraph under Section 2.01, Change of Contract.

8. Delete the second and third paragraphs in Section 3.01, Net Purchase Payment, and replace them with the following.

         Each Net Purchase Payment will be allocated, as directed by the Contract Holder, among:

         (a) AG Account Guaranteed Terms made available subject to terms and conditions specified by Aetna; and

         (b)  The Funds in which the Separate Account invests.

         For each Net Purchase Payment, the Contract Holder shall tell Aetna the percentage of each Purchase Payment to allocate to any AG Account Guaranteed Terms made available subject to terms and conditions specified by Aetna and/or each Fund. Unless different allocation instructions are received for any subsequent Net Purchase Payment, the allocation will be the same as for the initial Net Purchase Payment. If the same Guaranteed Term is no longer available, the Net Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current Deposit Period, If no shorter Guaranteed Period is available, the next longest Guaranteed Term will be used.

9. Delete the first subsections (a) and (b) under Section 3.05, Market Value Adjustment, and replace them with the following.

         (a) A Transfer, except for Transfers under the Dollar Cost Averaging program, or as specified in 1.22 Matured Term Value Transfer;

         (b) A full or partial surrender (including a free withdrawal under 3.12), except for a payment made (1) under an SDO (see 3.09), or
              (2) under a qualified Contract, when the amount withdrawn is equal to the required minimum distribution for the Account calculated using a method permitted under the Code and agreed to by Aetna;

10. Delete the title of Section 3.07, Transfer of Current Value from the Funds or AG Account, and replace it with the following.

         3.07 Transfer of Current Value from the Funds or AG Account During the Accumulation Period

11. Delete the first paragraph in Section 3.06, Transfer of Current Value from the Funds or AG Account During the Accumulation Period, and replace it with the following.

         Before an Annuity option is elected, all or any portion of the Adjusted Current Value of the Contract's Current Value may be transferred from any Fund or AG Account Guaranteed Term to:

         (a)  Any other Fund; or

         (b) Any AG Account Guaranteed Term, made available subject to terms and conditions specified by Aetna, in the current Deposit Period.

12. Delete Section 3.09, Systematic Withdrawal Option (SWO), and replace it with the following.

         3.09 Systematic Distribution Options

         Without further endorsement of the Contract or Certificate, Aetna may, from time to time, make one or more systematic distribution options
         (SDOs) available during the Accumulation Period. When an SDO is elected, Aetna will make automatic payments from the Contract's Current Value. No Surrender Fee or MVA will apply to the automatic payments made under an SDO.

         Any SDO will be subject to the following criteria:

         (a) Any SDO will be available to similarly situated contracts uniformly, and on the basis of objective criteria consistently applied;

         (b) The availability of any SDO may be limited by terms and conditions applicable to the election of such SDO; and

         (c) Aetna may discontinue the availability of an SDO at any time. Except to the extent required to comply with applicable law, discontinuance of an SDO will apply only to future elections and will not affect SDOs in effect at the time an option is discontinued.

13. Delete the first sentence in Subsection (a) of Section 3.10, Death Benefit Amount, and replace it with the following.

         (a)  Death of Annuitant:

14. Delete the Subsection (c) under Section 3.10, Death Benefit Amount, and replace it with the following.

         (c)  Death of the Annuitant's spousal beneficiary who continued the
              Contract: The death benefit amount equals the Adjusted Current Value on the claim date, less any applicable Surrender Fee on Purchase Payments made since the death of the Annuitant.

15. In Section 3.10, Death Benefit Amount, add the following additional subsection.

         (d) Death of the spousal beneficiary of a Contract Holder who was not the Annuitant and who continued the Contract: The death benefit amount equals the Adjusted Current Value on the claim date. A Surrender Fee may apply to any full or partial surrender (See 3.13 and Contract Schedule I).

16. Delete Subsection (c) under Section 3.13, Surrender Fee, and replace it with the following.

         (c)  As a distribution under an SDO (see 3.09)

17. Delete Subsection (d) under Section 3.13, Surrender Fee, and replace it with the following

         (d) At least 12 months after the date of the first Purchase Payment in an amount not to exceed the amount shown on Contract Schedule I under Annual Waiver of Surrender Fee. This waiver of the Surrender Fee applies to the first full or partial surrender in the calendar year. This waiver is not available if a systematic distribution option has been in effect at any time during the calendar year.

18. In Section 3.13, Surrender Fee, add the following additional subsection.

         (h) Under a qualified Contract when the amount withdrawn is equal to the minimum distribution required by the Code calculated using a method permitted under the Code and agreed to by Aetna.

19.      Insert the following as the last paragraph in Section 4.01, Choices.

         During the Annuity Period when a Variable Annuity has been elected, at the request of the Contract Holder, all or any portion of the amount allocated to a Fund may be transfered to any other Fund available during the Annuity Period. Four transfers, without charge, are allowed each calendar year. Aetna reserves the right to change the number of transfers allowed.

         Transfer requests must be expressed as a percentage of the allocation among the Funds of the amount upon which the Variable Annuity will be based. Aetna reserves the right to establish a minimum transfer amount. Transfers will be effective as of the Valuation Period in which Aetna receives a transfer request in good order at its Home Office.

20. Delete Subsection (c) under Section 4.02 Terms of Annuity Options, and replace it with the following.

         (c) If a fixed Annuity is chosen, Aetna will use the applicable current settlement rate if it will provide higher fixed Annuity payments.

21. Delete Section 4.07, Annuity Options, and replace it with the following.

         4.07  Annuity Options

         Option 1. Payments for a Specified Period: Payments are made for the number of years specified by the Contract Holder. The number of years must be at least five and not more than 30.

         Option 2. Life income based on the life of one Annuitant: Payments are made until the death of the Annuitant. When this option is elected, the Contract Holder must also choose one of the following:

         (a)  payments cease at the death of the Annuitant;

         (b) payments are guaranteed for a specified period from five to 30 years;

         (c) cash refund: when the Annuitant dies, the Beneficiary will receive a lump sum payment equal to the amount applied to the Annuity option (less any premium tax, if applicable) less the total amount of Annuity payments made prior to such death. This cash refund feature is only available if the total amount applied to the Annuity option is allocated to a fixed Annuity.

         Option 3. Life income based on the lives of two Annuitants: Payments are made for the lives of two Annuitants, one of whom is designated the second Annuitant, and cease only when both Annuitants have died. When this option is elected, the Contract Holder must also choose one of the following:

         (a)  100% of the payment to continue after the first death;

         (b)  66-2/3% of the payment to continue after the first death;

         (c)  50% of the payment to continue after the first death;

         (d) 100% of the payment to continue after the first death and payments are guaranteed for a period of five to 30 years;

         (e) 100% of the payment to continue at the death of the designated second Annuitant and 50% of the payment to continue at the death of the Annuitant; or

         (f) 100% of the payment continues after the first death with a cash refund feature. When the Annuitant and designated second Annuitant die, the Beneficiary will receive a lump sum payment equal to the amount applied to the Annuity option (less any premium tax) less the total amount of Annuity payments paid prior to such death. This cash refund feature is only available if the total amount applied to the Annuity option is allocated to a fixed Annuity.

         If a fixed Annuity is chosen under Option 1, Option 2 (a) or (b), or Option 3 (a) or (d), the Contract Holder may elect, at the time the Annuity option is selected, an annual increase of one, two or three percent compounded annually.

         As allowed under applicable state law, Aetna reserves the right to offer additional Annuity options.

22. Delete the tables showing rates for Annuity Options 1, 2 and 3 and replace them with the tables provided in Addendum A attached.

Endorsed and made a part of the Contract as of the Effective Date or when the endorsement is approved.

                                /s/ Dan Kearney
                                    President
                                    Aetna Insurance Company of America